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                                                                      Exhibit 4

                        CERTIFICATE OF OWNERSHIP AND MERGER

                                      MERGING

                                 ZAMBA CORPORATION,
                               a Delaware Corporation

                                        INTO

                                   RACOTEK, INC.
                               a Delaware Corporation

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                            Pursuant to Section 253 of the
                   General Corporation Law of the State of Delaware

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               Racotek, Inc. a corporation organized and existing under the
General Corporation Law of the State of Delaware,

               DOES HEREBY CERTIFY:

               FIRST:    That this corporation owns all of the outstanding
shares of Zamba Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware.

               SECOND:   That this corporation, by the following resolutions
of its Board of Directors, duly adopted by Unanimous Written Consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on the 5th day of October, 1998, determined to merge Zamba Corporation into itself on the terms and conditions set forth in such resolutions:

               RESOLVED, that Zamba Corporation be merged with and into the Corporation and that the Corporation be the surviving corporation in such merger;

               FURTHER RESOLVED, that the merger shall become effective upon the date and time of the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware;

               FURTHER RESOLVED, that upon the effectiveness of the merger, the Corporation shall assume all of the liabilities and obligations of Zamba Corporation; and


                                          1.
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               FURTHER RESOLVED, that upon the effectiveness of the
         merger, the name of the Corporation shall be changed to "Zamba Corporation" and Article I of the Third Amended and Restated Certificate of Incorporation of the Corporation shall be amended to read as follows:

                         "ARTICLE I.    The name of this corporation is Zamba
                    Corporation."

               IN WITNESS WHEREOF, this Certificate of Ownership and Merger is hereby executed on behalf of the surviving corporation, Racotek, Inc., and attested to by its officers thereunto duly authorized.

Dated as of October 5, 1998

                                             RACOTEK, INC.



                                             By: /s/ Michael A. Fabiaschi
                                                 ------------------------
                                                 Michael A. Fabiaschi
                                                 ------------------------
                                                 President and Chief
                                                 Executive Officer


                                          2.